Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BioTime 2012 Equity Incentive Plan, As Amended, of our reports dated March 14, 2019 relating to the consolidated financial statements of BioTime, Inc. and Subsidiaries and the effectiveness of BioTime, Inc. and Subsidiaries’ internal control over financial reporting appearing in the Annual Report on Form 10-K of BioTime, Inc. for the year ended December 31, 2018.

San Francisco, California

August 8, 2019